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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement of Mattress Holding Corp. on Form S-1 of our report dated July 30, 2004 on the consolidated financial statements of Mattress Holding Corp. and its Predecessor, Malachi Mattress America, Inc., and to the reference to us under the heading "Experts" in the prospectus.

                      Crowe Chizek and Company LLC

Oak Brook, Illinois
August 3, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM